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EXHIBIT 99.1      LENOX SAVINGS BANK FINANCIAL STATEMENTS


                                                LENOX SAVINGS BANK
                                            CONSOLIDATED BALANCE SHEETS
                                                  (In Thousands)
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
                                                                            June 30, 1996             December 31, 1995
                                                                      --------------------------   ------------------------
ASSETS                                                                       (unaudited)
- ------
Cash and due from banks.............................................              $  498                    $   741
Interest-bearing deposits...........................................               3,522                        508
Certificates of deposit.............................................                 157                        152

Investment securities - available for sale, at fair value (amortized cost of $6,022 at December 31, 1995 and amortized cost
   of $5,992 at June 30, 1996)......................................               5,812                      6,080

Mortgage-backed securities - available for sale, at fair value
   (amortized cost of $1,024 at December 31, 1995 and
   amortized cost of $927 at June 30, 1996).........................                 913                      1,083

Loans receivable, net...............................................              35,201                     33,384

Accrued interest receivable:
   Loans............................................................                 151                        124
   Mortgage-backed securities.......................................                   7                          7
   Investments and certificates of deposit..........................                 114                        104
Property and equipment, net.........................................                 264                        288
Federal Home Loan Bank Stock-at cost................................                 421                        407
Prepaid federal income tax..........................................                   0                         19
Prepaid expenses and other assets...................................                 402                        253
                                                                                     ---                        ---
     Total assets...................................................             $47,462                    $43,149
                                                                                 =======                    =======
LIABILITIES AND RETAINED EARNINGS
- ---------------------------------
Liabilities:
   Deposits:
     Savings, club and other accounts...............................            $  8,729                    $ 5,683
     Money market and NOW accounts..................................               6,002                      5,520
     Certificate accounts...........................................              22,967                     22,466
                                                                                  ------                     ------
       Total deposits...............................................              37,698                     33,669
Advances from Federal Home Loan Bank................................               5,836                      5,327
Advances by borrowers for taxes and insurance.......................                  19                         95
Capitalized lease obligations.......................................                  10                         16
Deferred tax liability..............................................                   3                        106
Accrued income taxes................................................                  49                          0
Accrued expenses and other liabilities..............................                  99                         87
                                                                                      --                         --
     Total liabilities..............................................              43,713                     39,301
Retained earnings - substantially restricted........................               3,877                      3,768
Unrealized gain (loss) on available for sale securities, net of tax                (128)                         81
                                                                                    ---                          --
     Total retained earnings........................................               3,748                      3,848
                                                                                   -----                      -----
Total liabilities and retained earnings.............................             $47,462                    $43,149
                                                                                 =======                    =======
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                                                    LENOX SAVINGS BANK
                                             CONSOLIDATED STATEMENT OF INCOME
                                                      (In Thousands)
                                                        (Unaudited)

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
                                                                          Six Months Ended            Six Months Ended
                                                                            June 30, 1996               June 30, 1995
                                                                       -----------------------    -------------------------
Interest and dividend income:
   Conventional mortgage loans...................................                $ 1,174                       $ 1,085
   Interest-earning deposits.....................................                     12                             9
   Mortgage-backed securities....................................                     47                            35
   Federal funds sold............................................                      5                             8
   Investment securities.........................................                    211                           175
   Other loans...................................................                    122                           110
   Federal Home Loan Bank stock dividends........................                     14                            16
                                                                                   -----                         -----
     Total interest and dividend income..........................                  1,585                         1,438
                                                                                   -----                         -----
Interest expense on deposits.....................................                    803                           829
Interest on Federal Home Loan Bank advances......................                    169                            42
Interest on capitalized leases...................................                      0                             2
   Net interest income...........................................                    613                           565
Provision for loan losses........................................                      0                             3
                                                                                    ----                          ----
   Net interest income after provision for loan losses...........                    613                           562
                                                                                     ---                           ---
Other income:
   Service fees and charges......................................                     34                            35
   Other income..................................................                     44                            32
   Gain on the sale of securities................................                     29                             0
                                                                                    ----                          ----
     Total other income..........................................                    107                            67
Other expenses:
   Salaries and employee benefits................................                    210                           212
   Federal insurance premiums....................................                     42                            44
   Premises and fixed expenses, net..............................                     62                            62
   Other expenses................................................                    203                           253
                                                                                    ----                          ----
     Total other expenses........................................                    517                           571
Income before provision for income taxes.........................                    203                            58
Provision for income taxes.......................................                     68                            15
                                                                                    ----                          ----
   Net income....................................................                   $135                         $  43
                                                                                    ====                         =====
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